August 29, 1997




ASR Investments Corporation
335 North Wilmot, Suite 250
Tucson, AZ  85711

                  Re:      Registration Statement on Form S-3
                           ASR Investments Corporation

Ladies and Gentlemen:

                  We have acted as legal counsel to ASR Investments Corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about August 27, 1997 under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 374,581 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be sold from time to time by certain of the Company's stockholders (the "Selling Stockholders") (all such shares of Common Stock collectively called the "Shares"). Pursuant to Rule 429 under the Securities Act, the prospectus contained in the Registration Statement also relates to an aggregate of 1,312,737 shares of the Registrant's Common Stock registered on Form S-3, Registration No. 333-28241, which was declared effective on June 5, 1997.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that when (a) the Registration Statement as then amended shall have been declared effective by the Commission, and (b) the Shares have been

ASR Investments Corporation
August 27, 1997
Page 2


sold by the Selling Stockholders as described in the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

                  For purposes of our opinion, we have assumed (i) the payment by the Selling Stockholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for such Shares, and (ii) the Shares have been duly issued, executed, and authenticated by the Company. For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties and interest which are due and owing to the State of Arizona.

                  We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                             Very truly yours,

                                             /s/ O'Connor, Cavanagh, Anderson,
                                             Killingsworth & Beshears


RSK/rr
PSS19B01